PROXY TABULATOR P.O. BOX 9112 FARMINGDALE, NY 11735

To vote by Internet

1)        Read the Combined Proxy Statement/Prospectus and have the Voting Instruction Card below at hand.

2)        Go to website www.proxyvote.com

3)        Follow the instructions provided on the website.

To vote by Telephone

1)        Read the Combined Proxy Statement/Prospectus and have the Voting Instruction Card below at hand.

2)        Call 1-800-690-6903

3)        Follow the instructions.

To vote by Mail

1)        Read the Combined Proxy Statement/Prospectus.

2)        Check the appropriate boxes on the Voting Instruction Card below.

3)        Sign and date the Voting Instruction Card.

4)        Return the Voting Instruction Card in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M76718-Z63773                       KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following proposal:

1.

To approve an Agreement and Plan of Reorganization (the “Reorganization Plan”) providing for the acquisition of all of the assets and liabilities of Hartford Index HLS Fund (the “Index Fund”) by HIMCO VIT Index Fund (the “New Index Fund”), a series of HIMCO Variable Insurance Trust, solely in exchange for shares of the New Index Fund, followed by the distribution on a pro rata basis of the New Index Fund’s shares to current shareholders of the Index Fund and the complete liquidation of the Index Fund; and

			For ☐	Against ☐	Abstain ☐

2.		To transact such other business as may properly come before the Meeting, or any adjournment(s) or postponement(s) thereof.

NOTE: Please sign this Voting Instruction Card exactly as shareholder name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature [Joint Owners] Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Combined Proxy Statement/Prospectus is available at www.proxyvote.com.

PLEASE VOTE YOUR VOTING INSTRUCTION CARD TODAY!

FOLD HERE	M76723-S21143

VOTING INSTRUCTION CARD

HARTFORD SERIES FUND, INC.,
ON BEHALF OF HARTFORD INDEX HLS FUND

SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON SEPTEMBER 15, 2014

The undersigned hereby appoints the Company mentioned on the reverse side of this Voting Instruction Card and hereby authorizes them to represent and to vote, as designated on the reverse, at the Special Meeting of Shareholders on September 15, 2014, and at any adjournments thereof, all shares of the Fund attributable to his or her contract or interest therein as directed on the reverse side of this Card. IF THIS VOTING INSTRUCTION CARD IS SIGNED AND RETURNED WITH NO CHOICES INDICATED, THE SHARES WILL BE VOTED “FOR” THE PROPOSAL.

If you fail to return this Voting Instruction Card, depending on the separate account, the Company will either not vote all shares attributable to the account value, or will vote all shares attributable to the account value in proportion to all voting instructions for the Fund actually received from contract holders in the separate account.

PLEASE DATE AND SIGN NAME OR NAMES AS PRINTED ON THE REVERSE SIDE TO AUTHORIZE THE VOTING OF THE SHARES AS INDICATED. IF SIGNING AS A REPRESENTATIVE, PLEASE INCLUDE CAPACITY.

PLEASE SIGN AND DATE ON THE REVERSE SIDE.